Exhibit 31.6
CERTIFICATION
I, Uzi Sasson, certify that:
1. I have reviewed this annual report on Form 10-K/A of IXYS Corporation; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: August 15, 2007

/s/ Uzi Sasson
Uzi Sasson, Chief Operating Officer, Chief Financial Officer
and Vice President of Finance